INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-1146 of The L.L. Knickerbocker Company, Inc. on Form S-8 and in Registration Statement No. 333-15185 on Form S-3 of our report, dated April 14, 1997, appearing in the Annual Report on Form 10-KSB of The L.L. Knickerbocker Company, Inc. for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
April 14, 1997